UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2013

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 9, 2013, Motorcar Parts of America, Inc. (the “Company”) received notice from Wanxiang America Corporation (“WAC”), the lender and supplier to Fenwick Automotive Products Limited, a former wholly owned subsidiary of the Company (“Fenco”), under the Revolving Credit/Strategic Cooperation Agreement, dated August 22, 2012, among Fenco, the Company and WAC (the “WAC Agreement”), that the filing of the voluntary petition for relief under Chapter 7 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware by Fenco constituted an “Event of Default” under the WAC Agreement.

Under the terms of the WAC Agreement, as a result of the Event of Default, all amounts outstanding under that certain revolving credit line extended by WAC to Fenco pursuant to the WAC Agreement for purchases of automotive parts and components by Fenco from WAC (the “Fenco Credit Line”), together with all accrued interest thereon and all other amounts payable in connection therewith, automatically became immediately due and payable subject to the terms of the subordination agreement described below. In addition, subject to certain adjustments, the interest rate applicable to all amounts remaining unpaid will increase, to the extent permitted by law, to 1.25% per month, compounding monthly, on December 10, 2013, and to 1.50% per month, compounding monthly, on June 10, 2014. As of March 31, 2013, there was approximately $19,000,000 outstanding under the Fenco Credit Line. Under the terms of the WAC Agreement, in connection with the Event of Default, Fenco is also responsible for WAC’s reasonable attorneys’ fees and expenses, together with interest thereon.

Pursuant to an agreement between the Company and WAC (the “Guarantee”), the Company guarantees the obligations of Fenco under the WAC Agreement, subject to the limitations set forth therein. In addition, pursuant to a subordination agreement between WAC and the lender, Cerberus Business Finance, LLC (“Cerberus”), under the Company’s credit line (the “Company Credit Line”), WAC may not take any enforcement action against the Company until the earlier of July 31, 2018 or the date on which all obligations under the Company Credit Line are satisfied, and any payments made by the Company pursuant to the Guarantee are subject to such subordination agreement for the benefit of Cerberus under the Company Credit Line.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: July 15, 2013	By:	/s/ David Lee
David Lee
Chief Financial Officer